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                                                                     Exhibit 5.2

                [Letterhead of Gallop, Johnson & Neuman, L.C.]

                                 March 10, 1999



O'Reilly Automotive, Inc.
233 South Patterson
Springfield, Missouri  65802


     Re:  Registration Statement on Form S-3 (File No. 333-73377)


Ladies and Gentlemen:

     We have acted as special counsel for O'Reilly Automotive, Inc., a Missouri corporation (the "Company"), in connection with certain matters of Missouri law relative to the filing of a Registration Statement on Form S-3, File No. 333-73377 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 4,761,000 shares of the common stock of the Company, $0.01 par value per share (the "Common Stock") consisting of 3,000,000 shares to be sold by the Company and 1,140,000 shares to be sold by certain of the shareholders of the Company (the "Selling Shareholders"), and an additional 621,000 shares subject to an option granted by the Company to the several underwriters to cover over-allotments (the "Additional Shares"). Of the shares of Common Stock to be sold by the Selling Shareholders, 340,000 shares (collectively, the "Stock Option Shares") will be acquired by certain of the Selling Shareholders pursuant to the exercise of options granted to such Selling Shareholders under separate Stock Option Agreements with the Company, each dated April 22, 1994 (collectively, the "Stock Option Agreements").

     We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation, Amended and Restated Bylaws, resolutions adopted by the Board of Directors of the Company, and trust instruments and other documents applicable to certain of the Selling Shareholders, all relating to the offering of the aforementioned shares and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.
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O'Reilly Automotive, Inc.
March 10, 1999
Page 2

     Based solely on the foregoing, we are of the opinion that:

          1. When (i) the Registration Statement becomes effective, (ii) appropriate resolutions (the "Resolutions") have been adopted by the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee"), (iii) the price at which the Company Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Company Shares have been approved by the Pricing Committee in accordance with the Resolutions, (iv) the Underwriting Agreement has been duly executed and delivered, and (v) certificates representing the Company Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Common Stock being offered by the Company, including any Additional Shares, if sold and issued in the manner described in the Registration Statement, will be validly issued and outstanding and will be fully paid and non-assessable.



          2. The Common Stock being offered by each of the Selling Shareholders, excluding the Stock Option Shares, have been validly issued and outstanding and are fully paid and non-assessable.

          3. When issued upon the exercise of the options granted under the Stock Option Agreements and paid for in accordance with the terms and conditions of the Stock Options Agreements, the Stock Option Shares will be validly issued, fully paid and non-assessable.


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Common Stock sold.

                                        Very truly yours,


                                    /s/ Gallop, Johnson & Neuman, L.C.
                                        GALLOP, JOHNSON & NEUMAN, L.C.